 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2012

ORIGINOIL, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification No.)

5645 West Adams Boulevard Los Angeles, California 90016
[Missing Graphic Reference] (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (323) 939-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2012, Paul Reep tendered his resignation as one of our directors, effective April 15, 2012. Mr. Reep resigned for personal reasons and did not resign because of a disagreement with management or on any matter relating to our operations, policies or practices. Mr. Reep shall continue to serve in his role as our Vice President of Technology.

Item 8.01	Other Events

On April 18, 2012, we issued a press release announcing that our technology developed for algae harvesting has shown promise in reclaiming hydraulic fracturing flowback water. The press release is attached hereto as Exhibit 99.1.

On April 19, 2012, our Board of Directors authorized the grant to Steve Glovsky, a recently appointed director, of 50,000 shares of our common stock in lieu of a previously authorized grant of a five-year warrant to purchase 400,000 shares of our common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by OriginOil, Inc., dated April 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Dated: April 19, 2012	By:	/s/ T. Riggs Eckelberry
T. Riggs Eckelberry
Chief Executive Officer

3